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                                                                  EXHIBIT 10.17



                               AMENDMENT NO. 1 TO
                         ATLAS AIR PROFIT SHARING PLAN


         Amendment No. 1 as of April 21, 1999, to the Atlas Air Profit Sharing Plan of June 30, 1994 (the "Plan').

         Article 5.2 of the Plan shall be amended to read in its entirety as follows;

         "5.2 Method of Allocation. When the Annual Profit Sharing Contribution for the Fiscal Year has been determined, individual profit sharing amounts will be allocated to each Eligible Employee. All individual amounts are calculated by multiplying the Company's Annual Pro fit Sharing Contribution by the ratio of each individual Eligible Employee's Compensation to the total Compensation of all Eligible Employees (including for purposes of computing total Compensation, the Compensation of Employees who, but for the exception in the first sentence of Article 2.6 of the Plan, would have been Eligible Employees). Payments may be made in cash, Company stock or some combination thereof, at the discretion of the Board of Atlas Air, Inc. The difference, if any, between the amount of Annual Profit Sharing Contribution for any fiscal Year and the aggregate of the individual profit sharing amounts actually paid to Eligible Employees for such Fiscal Year as computed in accordance with this Article 5.2 shall revert to the Company on the May 15 following such Fiscal Year."

         IN WITNESS WHEREOF, this Amendment to the Plan has been executed for and on behalf of the Company the day and year first above written.

                                                ATLAS AIR, INC.




                                      By:       /s/ M.A. CHOWDRY
                                                -----------------------
                                                Michael Chowdry
                                                Chairman, President and
                                                Chief Executive Officer


CONFIRMED BY THE BOARD OF DIRECTORS OF ATLAS AIR, INC. ON JUNE 9, 1999.




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                         ATLAS AIR PROFIT SHARING PLAN




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                         ATLAS AIR PROFIT SHARING PLAN

                                    Preamble

          THIS PROFIT SHARING PLAN, amended and restated as of May 15, 1998 by Atlas Air, Inc. a Delaware corporation (the "Company"), hereby restates the Atlas Air Profit Sharing Plan (the "Plan") in accordance with the terms and conditions set forth herein.

          WHEREAS, the Company wishes to continue to recognize the vital role each of its Employees plays in the growth and profitability of the Company, and seeks to maintain and retain a work force dedicated to achieving those goals; and

          WHEREAS, in recognition of that vital role, the Company wishes to restate the Plan for payment to Employees of an annual amount specifically based upon the Company's profits;

          NOW, THEREFORE, the Company hereby adopts, establishes and restates the Plan for the benefit of its Eligible Employees.


                                   Article 1.
                              Purpose of the Plan

          The purpose of the Plan is to share the profits of the Company with Eligible Employees whose efforts are instrumental in the Company's financial success by providing, in addition to other compensation, payments to such Employees based upon pre-tax profits of the Company over the period beginning June 30, 1994 through December 31, 1994, and annually thereafter on a calendar basis for each year ended December 31 for so long as the Plan is in effect.



                                   Article 2.
                                  Definitions

         Capitalized terms used herein shall have the following meanings, unless the context clearly requires otherwise.

          2.1 Annual Profit Sharing Contribution means the total annual Company contribution to be distributed in profit sharing payments to Eligible Employees pursuant to the terms of Article 4 hereof

         2.2 Annual Profit Sharing Allocation means the amount paid to an Eligible Employee in accordance with the terms of Article 5 hereof

         2.3 Board of Directors or Board means the Board of Directors of the Company.

         2.4 Company means Atlas Air, Inc., a Delaware corporation, and any of its subsidiaries whose participation in this Plan is approved by the Board.

         2.5 Compensation means gross wages reported for U.S. federal income tax purposes on a W-2 federal tax form, deducting from such amounts any of the following: profit sharing (including guaranteed profit sharing payments made pursuant to Article 5.1(a) hereof), completion bonus, per diem, compensation paid prior to becoming an Eligible Employee under this Plan, expense reimbursements, excess life insurance, travel benefits, and other unusual payments that might occur in the future.

         2.6 Eligible Employee means any full-time (more than 20 hours per week) Employee employed by the Company who has met the requirements for participation in the Plan, except for those who are subject to a collective bargaining agreement or who have been certified by the



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National Mediation Board or any other such regulatory agency for representation. To be eligible, an individual must be employed by the Company on the date the profit sharing distribution is made, unless the individual is a Retired Employee, subject to the provisions of Article 3 hereof.

         2.7 Employee means any individual who is employed by the Company on either a salaried or hourly basis, and from whom the Company is required to withhold taxes from remuneration paid by the Company to such individuals for personal services rendered to the Company. This does not include any individual who is a "leased employee," as defined in Section 414(n) of the Code, nor any person retained as an independent contractor.

         2.8 Fiscal Year means the Company's financial reporting year.

         2.9 Plan means the Atlas Air Profit Sharing Plan.

         2.10 Retired Employee means a previous Employee who has reached age 62 (60 for pilots) or greater and has completed four complete years (for 1998 only; five years thereafter) of continuous service as an Eligible Employee with the Company on or before the date such person elects to retire. An Eligible Employee who, through no fault of his/her own, is no longer able to work due to the loss of FAA-required licenses or medical certificates, or due to disability, will also be eligible to retire.



                                   Article 3.
                         Requirements for Participation

         Eligible Employees (see Article 2.6) will participate in the Plan at the start of the month following their one year anniversary as a full-time Employee. An Eligible Employee must be a current Employee (or a Retired Employee) as of the day on which profit sharing is paid.



                                   Article 4.
                       Annual Profit Sharing Contribution

         The Company will make an annual Profit Sharing Contribution, for each Fiscal Year, of an amount equal to 10% of pre-tax profits for Fiscal Years 1997, 1998 and 1999. However, the Company will guarantee a minimum payment for those years, as described in Article 5.1(a).

         4.1 Pre-tax profits, for the purposes of calculating the Company's Annual Profit Sharing Contribution, will be determined by the Company using the same methods as used in the ordinary course of its business. However, the following items defined under generally accepted accounting principles or which are in common use in public financial statement reporting will be excluded from pre-tax profits for purposes of calculating the company's Annual Profit Sharing
Contribution:



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         (a)      Any income or loss related to charges or credits (whether or not identified as special credits or charges) for unusual or infrequently-occurring items (such as business dispositions or sale of property, plant or equipment not in the ordinary course of business), or related to intangible assets.

         (b) Extraordinary items reported on separate line items in the Company's income statement.


                                   Article 5.
                        Annual Profit Sharing Allocation

         5.1 Timing and Methodology of Payment. The Annual Profit Sharing Allocation shall be due and payable as follows:

         (a) For years 1997, 1998 and 1999 only, beginning with an Eligible Employee's 13th month of employment, an Employee will be entitled to receive a guaranteed profit sharing payment of 10% of Compensation (captains receive a guarantee of 20%).

         (b) If actual profit sharing exceeds 10% of Compensation, or 20% in the case of captains, Eligible Employees will be entitled to receive the excess in two installments. An estimate of one-half (1/2) of the excess will be paid no later than December 15 of the calendar year for which the profit sharing contribution is being made (based on preliminary, unaudited financial results), and the remaining balance will be paid no later than May 15 of the following year (based on finalized, audited results, including any required adjustments to the prior December 15 payment).

         5.2 Method of Allocation. When the Annual Profit Sharing Contribution for the Fiscal Year has been determined, individual profit sharing amounts will be allocated to each Eligible Employee. All individual amounts are calculated by multiplying the Company's Annual Profit Sharing Contribution by the ratio of each individual Eligible Employee's Compensation to the total Compensation of all Eligible Employees. Payments may be made in cash, Company stock, or some combination thereof, at the discretion of the Board of Atlas Air, Inc.

         5.3 Retirement Plan Contributions. All profit sharing pay will be subject to 401(k) and (m) elections on file at the time of payment.



                                   Article 6.
                                 Miscellaneous

          6.1 Effect Upon Employment. Nothing contained herein shall be construed to be a contract of employment of any kind or any period, and this Plan shall not confer any rights to any Employee to continue in the employ of the company.




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         6.2 Assignability. The right to receive payments hereunder shall not be transferable or assignable, except by Last Will and Testament or in estate succession, and no rights shall vest until payment is made.

         6.3 Governing Law. This Plan shall be construed in accordance with, and shall be governed by the laws of the State of Delaware.

         6.4 Entire Plan. This instrument contains the entire understanding and undertaking of the Company relating to the subject matter hereof, except as otherwise referred to herein, and supersedes any and all prior and contemporaneous undertakings, agreements, understandings, inducements or conditions, whether express or implied, written or oral, except as herein contained.

         6.5 Number and Gender. Whenever appropriate, as the context may require, words used herein shall be construed in the singular or the plural, and words used in one gender shall be construed in the other gender.

         6.6 Plan Binding Upon All Parties. This Plan shall be binding upon the parties hereto, their successors and assigns, and upon all Employees and their spouses, heirs, executors and administrators.

         6.7 Decision of Board of Directors Final and Binding: Amendments and Termination. The Board of Directors of the Company shall resolve any disputes or questions arising under the Plan, and its decision shall be final and binding upon all parties. The Board of Directors may also amend this Plan from time to time and terminate the Plan.

         6.8 No Assignments. No rights or any amounts which might be due hereunder are assignable to any third party, and shall not vest until actual payment is made to the recipient.

                                   Article 7.
                                 Effective Date

         The Plan, as restated, shall become effective January 1, 1998 upon the execution of the Plan by the President of the Company.

         IN WITNESS WHEREOF, this Plan is executed for and on behalf of the Company the day and year first above written.

                                      ATLAS AIR, INC., a Delaware corporation

                                      By:    /s/ M.A. Chowdry
                                      Name:  Michael A. Chowdry
                                      Title: President, Chairman & Chief
                                             Executive Officer